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                                                            EXHIBIT 24

                                  POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey J. Michael and Thomas S. Wargolet, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-1 of ENStar, Inc., and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.


     Signature                     Title                            Date
     ---------                     -----                            ----

/s/ Jeffrey J. Michael        President, Chief Executive         May 7, 1998
-------------------------     Officer and Director
Jeffrey J. Michael            (principal executive officer)

/s/ Thomas S. Wargolet        Chief Financial Officer and        May 7, 1998
-------------------------     Secretary
Thomas S. Wargolet

/s/ Miles E. Efron            Director                           May 7, 1998
-------------------------
Miles E. Efron

/s/ James H. Michael          Chairman of the                    May 7, 1998
-------------------------     Board of Directors
James H. Michael

/s/ Richard J. Braun          Director                           May 7, 1998
-------------------------
Richard J. Braun